FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION NO. 333-192852

American Energy Capital Partners, LP

Supplement No. 6 dated December 24, 2014 to the Prospectus dated May 8, 2014

The Prospectus for American Energy Capital Partners, LP consists of this Supplement No.6, the Prospectus dated May 8, 2014, Supplement No. 1 dated June 18, 2014, Supplement No. 2 dated July 21, 2014, Supplement No. 3 dated August 14, 2014, Supplement No. 4 dated November 14, 2014 and Supplement No. 5 dated November 26, 2014. This Supplement No. 6 will be delivered with the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5. The primary purposes of this Supplement No. 6 are to:

•	update the status of the offering;
•	update the suitability standards for Arkansas and Ohio investors;
•	update disclosure in the Prospectus; and
•	provide a new Subscription Agreement as Exhibit B-1, which replaces in its entirety the Subscription Agreement included as Exhibit B in the Prospectus, and a new multi-offering subscription agreement as Exhibit B-2 to this Supplement No. 6.

Status of the Offering.  The Partnership is currently offering common units. As of the close of business on November 30, 2014, the Partnership had received subscriptions of $4,494,385 for 237,954.544 common units from 74 investors. The Partnership’s escrow account was terminated and the Partnership held its first closing on June 16, 2014. As of the close of business on November 30, 2014, the Partnership had 99,762,045.456 common units remaining available for sale. On September 19, 2014, the Partnership declared distributions payable to unitholders of record each day during the applicable period at a rate equal to $0.00328767123 per day. The distributions will be deemed to accrue with respect to each unit commencing on the escrow break date on which such unit was issued and will be payable by the 5th day following each month end to unitholders of record at the close of business each day during the prior month. The Partnership may reduce the amount of distributions paid or suspend distribution payments at any time.

As of the date hereof, the Partnership owns no operating property and has no historical operating cash flows. Additionally, the Partnership’s organizational documents permit it to pay distributions from any source, and it may use sources other than operating cash flows to fund distributions, including unlimited amounts of proceeds from this offering, which may reduce the amount of capital the Partnership ultimately invests in properties or other permitted investments, and negatively impact the value of your investment.

Suitability Standards.  The suitability requirements set forth under the heading “Suitability Standards — General Suitability Requirements for Purchasers of Common Units Representing Limited Partners Interests” beginning on page 6 of the Prospectus are hereby revised to include the standards below:

•	Arkansas Investors. If you are a resident of Arkansas, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the Partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.
•	Ohio Investors. It shall be unsuitable for an Ohio investor’s aggregate investment in interests of the Partnership, Affiliates of the Partnership and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. ‘Liquid net worth’ shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Distributions.  The carryover paragraph on the top of page 18 of the Prospectus under the heading “Prospectus Summary — Distributions” is hereby revised to read in full as follows:

All of the distributions you receive from us will be considered a return of capital until you have received 100% of your investment in our Units. In this regard, there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds except that funds will not be advanced or borrowed by us for the purpose of making distributions to you and the other Unitholders if the amount advanced or borrowed would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. If a distribution is not being funded entirely from Partnership revenues, investors residing in Maryland, North Dakota, Ohio and Oklahoma will be provided disclosure that provides the percentage and dollar amount that is being funded from Partnership revenues and the percentage and dollar amount that is being funded by offering proceeds or borrowings.

Conflicts of Interest — Conflicts with the Manager — Conflicts Involving Other Activities of the Manager and Its Affiliates.  The following is hereby added as the first full paragraph on page 68 of the prospectus:

Affiliates of the Manager have agreed to provide other entities the right to participate in opportunities affiliates of the Manager develop in the Southern Wolfcamp play area of the Central Permian Basin in West Texas, the Utica Shale and liquids rich portion of the Marcellus Shale areas in Ohio, Pennsylvania and West Virginia and the Woodford Shale area of Central Northern Oklahoma, opportunities to acquire or develop midstream assets in the continental United States and opportunities involving properties in the continental United States that consist exclusively of properties that will not be operated by the Manager or any of its affiliates. The Management Agreement provides that the Manager is not required to offer us opportunities to acquire any such properties, however the Partnership is not prohibited from acquiring properties that it identifies in any of those areas, or to acquire or develop midstream assets in the continental United States or to acquire oil and gas properties that are exclusively properties that will not be operated by the Manager or any of its affiliates. As a result, if the Partnership seeks to acquire properties that it identifies in any of those areas that will not be operated by the Manager or any of its affiliates, then the Manager will not manage such properties and we may compete with an entity that is managed by an affiliate of the Manager. In addition, the Management Agreement provides that the Manager is not required to refer to us any properties that Aubrey K. McClendon or any entity of which he is an affiliate has an interest in or right to acquire pursuant to the Chesapeake Energy Corporation Founders Well Participation Program. Further, affiliates of the Manager have agreed to perform management services similar to those under the Management Agreement with us on behalf of an oil and gas program with similar investment objectives to ours that may compete with us.

Market Overview.  We are focused on helping our Unitholders take advantage of opportunistic producing and drilling property acquisitions in the current oil and gas market. We believe this opportunity is the result of recent improvements in hydraulic fracturing and horizontal drilling techniques. Although the acquisition of oil and gas properties is highly competitive, we believe our Manager’s experience and expertise will be of benefit to us. Our investment goals are as follows:

•	to acquire producing and non-producing oil and gas properties with development potential and to enhance the value of our properties through drilling and other development activities;
•	to make distributions to the holders of our Units, which we intend to be at a targeted distribution rate of 6% per annum, non-compounded, on the $20.00 original purchase price per Unit, or a targeted annual distribution rate of $1.20 per Unit, payable monthly commencing with a distribution for the fourth whole month following the initial closing date;
•	beginning five to seven years after the initial closing date, to engage in a liquidity transaction in which we will sell our properties and distribute the net sales proceeds to our partners or list our common units on a national securities exchange; and
•	to enable our Unitholders to invest in oil and gas properties in a tax efficient manner.

Although we have not yet identified or selected any prospective properties and, accordingly, this is a “blind pool” offering, we anticipate that we will routinely use hydraulic fracturing techniques in drilling and completing most of the development wells we drill, depending primarily on the area where the wells are situated and the targeted geological formation, which we further anticipate may include tight oil or gas formations.

Our Manager’s management team is led by seasoned professionals who have raised over $10 billion for the acquisition and development of oil and natural gas assets. Also, our Manager’s management team has previous experience in leading Chesapeake Energy Corporation, which was the most active driller in the US at one time and was the US’s largest gross producer of natural gas and a top 10 domestic producer of oil and natural gas liquids. Our Manager’s chief executive officer has more than 30 years of oil and natural gas experience. We believe a number of factors differentiate us from other oil and gas programs, including our intent to reinvest in additional oil and gas properties during our term, conduct development activities on the properties we acquire, our lack of legacy issues, our opportunistic buy and sell strategy, our management team and the Manager’s management team.

Oil and Natural Gas Overview

The growth in US oil and natural gas production related to the improved economics of shale extraction techniques has made the US the #1 natural gas producer in the world. Projections are that the US will be #1 in oil by 2020, surpassing Russia and Saudi Arabia. Based on information provided by the Energy information Administration (EIA), US oil production is expected to rise to over 9 million barrels per day in 2015. In natural gas, US production is forecast to rise to 25 trillion cubic feet by 2015.

Source: U.S. Energy Information Administration (EIA) estimates.

Also, the EIA projects that US natural gas production will grow by an average of 1.6% per year from 2012 to 2040, which is more than double the annual growth rate in total US natural gas consumption projected over that period. This projected growth is not only expected to permit US natural gas production to satisfy US demand but also permit the US to become a net exporter of natural gas beginning in 2017.

U.S. Dry Natural Gas Production
(trillion cubic feet)

Source: EIA Annual Energy Outlook Market Trends

EIA AEO 2014 Forecast of U.S. Natural Gas Production,
2014 ~ 2040 (trillion cubic feet)

Source: EIA Annual Energy Outlook 2014

According to the EIA, US natural gas consumption growth is expected to be driven by increased use by power plants, as well as industrial and transportation use. US manufacturing output by natural gas-intensive industries is projected by the EIA to expand significantly through 2025 as the availability of abundant supplies of relatively low priced natural gas promotes renewed growth of US manufacturing. Furthermore, when burned natural gas produces about 45% less carbon dioxide than coal, according to the EIA, which may contribute to increased demand for natural gas in the future. Additionally, US exports of natural gas are expected to commence in late 2015, with EIA projections indicating more than 2 tcf will be exported annually by 2020.

Notwithstanding, increased production of oil and gas, including enhanced technology such as hydraulic fracturing and horizontal drilling, may result in a downward trend for oil and gas prices, which could reduce our cash flow and the amount we can distribute to our investors or use to acquire additional properties.

Of the abundant energy sources, natural gas has 44% less CO2eq/kWh (equivalents per kilowatt hour) than oil and 53% less than coal.

Note: Data is the 50th percentile for each technology from a meta study of more than 50 papers
Data source: IPCC Special Report on Renewable Energy Sources and Climate Change Mitigation

Conventional vs. Unconventional Shale

We anticipate that we will drill wells in unconventional formations which are fine-grained, organic-rich, sedimentary rocks (usually shales and similar rocks) and are pervasive throughout a large area and are not significantly affected by pressure exerted by water in the ground. Although unconventional formations may be as porous as other sedimentary reservoir rocks, their extremely small pore sizes and lack of permeability make them relatively resistant to hydrocarbon flow. The lack of permeability means that the oil and gas typically remain in the source rock unless natural or artificial fractures occur.

Characteristics of Conventional Play

•	Oil and gas trapped in Structural and stratigraphic traps
•	Often have fluid contacts (water/oil/gas)
•	Inventory of large undrilled structures limited
•	Often high variability in reservoir

Characteristics of unconventional Play

•	Oil/gas generated, stored and trapped in the Shale
•	Generally subtle fluid contacts
•	Often consistent rock quality
•	Generally expansive productive fairways
•	High repeatability

Horizontal Drilling vs. Vertical Drilling

Depending primarily on the area where the wells are situated and the targeted geological formation, we may drill both vertical wells and horizontal wells. Horizontal drilling is a drilling process in which the well is turned horizontally at depth. It is normally used to extract energy from a source that itself runs horizontally, such as a layer of shale rock. Since the horizontal section of a well is at great depth, the well must include a vertical part as well. Generally speaking, drilling a horizontal well is a more complicated and expensive process than drilling a conventional vertical well. When drilling a horizontal well, the driller must first determine the depth of the energy-rich layer. This is done by drilling a conventional vertical well, and analyzing the rock fragments that appear at the surface from each depth. Once the depth of the shale is determined, the driller withdraws the drilling assembly, and then inserts a special bit assembly into the ground that allows the driller to keep track of its vertical and horizontal location. The driller calculates an appropriate spot above the shale in which the drill must start to turn horizontally. That spot is known as the “kickoff point.” From there, the drill bit is progressively angled so that it creates a borehole that curves horizontally. Horizontal drilling has been a common practice since the 1980s when improved equipment, motors, and other technology were developed, and in recent years, it has been shown in many cases to be more productive than vertical drilling in terms of reserves per well drilled. Accordingly, a corresponding increase in the use of horizontal drilling has occurred. However, the reserves found in horizontal wells, if any, may not be offset by the increased costs of drilling horizontal wells.

Horizontal Drilling vs. Conventional Drilling

As shown in the charts below, the benefits of the technological advancements of horizontal drilling and hydraulic fracturing include improved drilling outcomes and higher per well recoveries. Twenty-five years ago, more than 30% of the wells drilled onshore in the US were uneconomic compared to less than 10% today. In terms of per well recoveries, twenty-five years ago, each productive well developed an average of approximately 100,000 barrels of oil equivalent in reserves. Today, each productive well is developing over 100,000 barrels of oil equivalent in reserves. Notwithstanding, oil and natural gas drilling operations are inherently speculative and subject to risk, including the risk that the Partnership may drill wells that are productive, but do not produce enough revenue to return the investment made, and from time to time dry holes.

Improved Drilling Outcomes

Source: U.S. Energy Information Administration and Baker Hughes. EIA information available through 2010 for drilling outcomes and 2012 for incremental reserves. Total wells drilled and estimates for drilling outcomes provided by Baker Hughes and historical AECP analysis, respectively, in 2011 and 2012.

Improved Drilling Outcomes

Source: U.S. Energy Information Administration and Baker Hughes. EIA information available through 2010 for drilling outcomes and 2012 for incremental reserves. Total wells drilled and estimates for drilling outcomes provided by Baker Hughes and historical AECP analysis, respectively, in 2011 and 2012.

Market Trends

We believe horizontal drilling and hydraulic fracturing allow oil and gas investments in the on-shore US market to generate more stable cash flow and in some cases capital appreciation at reduced risks when compared to earlier drilling approaches. Rather than drilling for oil or natural gas in an unproven area that has no concrete historic production records and has been unexplored as a site for potential oil and gas output, or “wildcat drilling,” we intend to focus on more certain developmental drilling where the existence of hydrocarbons is already known. The EIA has determined that the industry is drilling one-third to one-fourth as many uneconomic wells, or dry holes, as it did 25 years ago and each productive well is developing more reserves that it did 25 years ago, clearly benefiting from such new technologies. Notwithstanding our intended focus on properties with development drilling opportunities, the increased costs associated with the new technology for horizontal drilling and hydraulic fracking in shale formations creates a risk that the partnership may not receive a return of the amount of its investment in the particular well. We will focus on producing and non-producing oil and gas properties. We expect the non-producing properties will require additional drilling to generate cash flow and increase reserves. Also, we anticipate that the combination of proved developed producing (“PDP”) and proved-undeveloped drilling locations (“PUD”) will result in increased value over time as reserves rise. We believe this combination of activities will result in our drilling fewer uneconomic wells than the industry average. Notwithstanding, there is a risk that we will drill dry holes or wells that are productive, but do not produce enough revenue to return the investment made.

The Manager’s Industry Experience

Access to Data

Aubrey K. McClendon, the Chief Executive Officer of the Manager, has over 30 years of experience in the oil and gas industry. Also, Mr. McClendon formed the Manager and its affiliate, American Energy Partners, LP, or “AELP,” in February 2013. Through Mr. McClendon’s participation in the Chesapeake Energy Corporation’s, or Chesapeake, Founders Well Participation Program, Mr. McClendon has access to a significant amount of information with many of the active domestic productive and non-productive plays in the US. We use the term “play” to describe a set of known or postulated oil and gas accumulations sharing similar geographic and temporal properties, such as source rock, migration pathway, timing, trapping mechanism and hydrocarbon type. While we expect to benefit from this extensive access to information, none of Mr. McClendon, the Manager or their affiliates will have an obligation to offer to sell to us any interest it may own in any particular prospect or property, which could result in a conflict of interest with us.

Operational Track Record

Oil and gas investments and operations require a specialized skill set. The Manager’s executive management team includes many of the same people responsible for founding and building Chesapeake, which grew to become the #2 natural gas producer and the #11 oil and natural gas liquids producer in the US. Because of the different fees, structure and capitalization, however, our activities may not create the same results. The Manager’s senior management team has:

•	helped build an organization at Chesapeake that once operated 175 drilling rigs;
•	supervised more than 12,000 well completions;
•	managed operations teams with more than 2,000 employees, 23,000 operated wells and 40,000 total properties;
•	led the initial development of several major domestic oil and gas plays;
•	participated in approximately 200 acquisitions from 1990 to 2012 greater than $10 million with a combined value of approximately $28 billion; and
•	acquired non-producing acreage, producing oil and gas properties, minerals and companies.

Capital Management Experience

Since its inception in 2013, AELP and its affiliates have raised more than $14 billion of institutional capital and started five E&P companies with over 600,000 net acres and more than 60,000 barrels of oil equivalent per day of production, one mineral company, one midstream company and two non-traded limited partnerships. We expect to benefit from the Manager’s access to property acquisition opportunities as it participates in the AELP property review and evaluation process.

Investment Considerations

We believe a number of factors differentiate us from other oil and gas programs, including:

•	Opportunistic Buy and Sell Strategy: We intend to acquire high-quality producing and non-producing properties with a potential for development appreciation, increase the cash flow of the properties, and sell the properties, typically within five to seven years after acquisition through asset sales, a company sale, or list our Units on a national securities exchange.
•	No Legacy Issues: Unlike many existing oil and gas companies, we own no properties and we are not burdened by problems with previously acquired properties. In addition, our Unitholders are not being asked to invest money into previously acquired properties that are not performing as originally expected.
•	Experienced Management Team: The executives of our General Partner have extensive experience as sponsors of alternative investments and the executives of our Manager have extensive experience in the oil and natural gas industry.

Notwithstanding the similar names, however, an investment in us is not an investment in the Manager, AELP or any of their affiliated companies and the Manager’s affiliation with these different entities creates a conflict of interest as to whether those entities or we are allocated a particular prospect by the Manager.

Management — Executive Management Team.  The biographical information for Aubrey K. McClendon on page 102 of the Prospectus is hereby replaced in its entirety as follows:

Aubrey K. McClendon has served as chief executive officer of the Manager since its formation in December 2013. Mr. McClendon is a well-known entrepreneur and manager with over 30 years of experience in the oil and natural gas industry. Previously, he served as chairman and chief executive officer of Chesapeake Energy Corporation, or Chesapeake. By press release dated January 29, 2013, Chesapeake announced that Aubrey K. McClendon, its co-founder, chief executive officer and president, had agreed to retire from Chesapeake on the earlier of April 1, 2013, or when his successor was appointed. Mr. McClendon served as Chesapeake’s chief executive officer since its inception in 1989 and served as chairman of the board from its founding until 2012. Effective April 1, 2013, Mr. McClendon retired as an executive officer of, and is no longer affiliated with, Chesapeake. Under his leadership, Chesapeake grew from a $50,000 startup in 1989 to the nation’s largest gross producer of natural gas and a top 10 domestic producer of oil and natural gas liquids with an enterprise value of approximately $30 billion with approximately 10,000 employees at the time of his departure. In addition, during his tenure Chesapeake became the most active driller of new wells in the U.S. and once operated approximately 175 drilling rigs, the largest driller of horizontal shale wells, the second largest natural gas producer and the 11th largest natural gas liquids and oil producer in the United States and one of the largest U.S. leasehold and 3D seismic owners. During his leadership, Chesapeake discovered the Haynesville Shale, Utica Shale, Powder River Niobrara Shale, Tonkawa Sand and Mississippi Lime unconventional plays, and led the initial development of major domestic oil and natural gas plays in Marcellus Shale in Pennsylvania and West Virginia, the Utica Shale in Ohio, the Haynesville Shale in Louisiana, the Fayetteville Shale in Arkansas, the Eagle Ford Shale in Texas, and the Barnett Shale in Texas. Also, through Chesapeake’s drilling programs, Mr. McClendon has personally participated in approximately 11% of all of the horizontal wells drilled in the United States over the past 20 years. From 1990 to 2012, key management team members of Chesapeake under Mr. McClendon participated in approximately 200 acquisitions by Chesapeake of acreage, producing oil and gas properties, minerals and companies in amounts greater than $10 million, with a combined value of approximately $28 billion. Mr. McClendon earned a Bachelor of Arts in History from Duke University in 1981.

Subscription Agreements.  The form of subscription agreement included in this Supplement No. 6 is hereby added as Exhibit B-1 to the Prospectus. Exhibit B-1 will hereby replace Exhibit B-1 — Subscription Agreement of Supplement No. 1 in its entirety. The form of multi-offering subscription agreement included in this Supplement No. 6 is hereby added as Exhibit B-2 to the Prospectus. Exhibit B-2 will hereby replace Exhibit B-2 — Multi-Offering Subscription Agreement of Supplement No. 2 in its entirety.

Exhibit B-1 to Prospectus

SUBSCRIPTION AGREEMENT

AMERICAN ENERGY CAPITAL PARTNERS

American Energy Capital Partners, LP SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

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Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, AECP and its affiliates, as well as AECP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Energy Capital Partners, LP ("AECP")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment
Acct# ______________

Investment Amount

$ ______________________

▸ *$5,000 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For AECP (except AECP investors in AZ or PA), make checks payable to:** American Energy Capital Partners, LP
  - **For AECP investors in AZ and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners, LP

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ______________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

EFFECTIVE DECEMBER 24, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6. (If a foreign national is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City / State/Province / Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification. seeking to purchase units pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

EFFECTIVE DECEMBER 24, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-1-2

B-1-3

B-1-4

EFFECTIVE DECEMBER 24, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Alabama residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AECP and AECP's affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement noted above.		
Arizona residents only: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the Partnership from investors, including subscriptions from Arizona investors.		
Arkansas residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in the Partnership exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AECP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AECP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AECP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement described above.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AECP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Kentucky residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our liquid net worth.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AECP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: I/we have: (a) a minimum net worth of at least $330,000; or (b) an annual gross income of at least $85,000 and a net worth of at least $85,000. My/our aggregate investment in AECP and in other illiquid direct participation programs may not exceed ten percent (10%) of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AECP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
Nebraska, New Mexico and Oregon residents only: I/we understand that I/we must not make an investment in AECP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.		
New Jersey residents only: I/we have: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000; or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in AECP, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my/our liquid net worth.

B-1-5

B-1-6

B-1-7

B-1-8

B-1-9

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE DECEMBER 1, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-1-10

B-1-11

B-1-12

Exhibit B-2 to Prospectus

MULTI-OFFERING SUBSCRIPTION AGREEMENT

ARC Daily NAV | ARC Global II | ARC RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AECP | RPT

VERSION 14

PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

B-2-1

B-2-2

B-2-3

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

Date of Agreement *(for trusts only)*

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______

Account No. (required):______

☐ Foreign national identity documents Bank Name (required):______

Phone No. (required):______

Number for the document checked above and country of issuance: ______

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

B-2-4

B-2-5

B-2-6

B-2-7

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to Business Development Corporation of America or RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		
For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

B-2-8

B-2-9

6 *Continued*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Daily NAV, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Daily NAV for a Pennsylvania investor is 10% of his or her net worth. The minimum offering amount in Pennsylvania is $75,000,000. Pennsylvania investors' subscriptions will be held in escrow until ARC Daily NAV has raised an aggregate of $75,000,000 in subscriptions from other jurisdictions.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Washington resident's net worth.		

For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in ARC RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Missouri Securities Division.		

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-2-10

6 *Continued*

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)

B-2-11

B-2-12

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in NYC REIT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in NYC REIT for a Michigan investor is 10% of his or her net worth.		

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-2-13

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYC REIT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in NYC REIT for a Pennsylvania investor is 10% of his or her net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investors' maximum investment in the ARC Hospitality will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

B-2-14

B-2-15

B-2-16

B-2-17

6 b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 8-2013))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines) ______________________________

Check appropriate box:

☐ Individual/Sole Proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

6 b **FOR AECP INVESTORS ONLY.**

Continued

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________

Co-Owner Signature (if applicable) ______________________________

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-2-18

B-2-19

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 – The United States or any of its agencies or instrumentalities

3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 – A corporation

6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7 – A futures commission merchant registered with the Commodity Futures Trading Commission

8 – A real estate investment trust

9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

10 – A common trust fund operated by a bank under section 584(a)

11 – A financial institution

12 – A middleman known in the investment community as a nominee or custodian

13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947(a)(1)

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

VERSION 14: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-2-20

B-2-21

B-2-22

RPT

RREEF PROPERTY TRUST

ADDITIONAL INVESTOR INFORMATION FORM

IMPORTANT: Must be completed by all RPT investors.

4a **IMPORTANT:** Investor Information is required.

Note: For RPT investors only.

Individual or Joint Account *(RPT Only)*

Name of Primary Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

US Residential Address (No P.O. Boxes)

City, State, Zip

Mailing Address (If Different)

City, State, Zip

Daytime Phone Number:

Email Address:

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ______________

Select One: ☐ **Employed** ☐ **Not Employed** ☐ **Retired**

Occupation:

Name of Employer:

Address of Employer:

City, State, Zip

If you checked Not Employed or Retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

Entity Account *(RPT Only)*

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select One: ☐ **Yes** ☐ **No**

If yes, please explain:

Name of Legal Entity:

Social Security Number OR Tax ID Number:

Street Address of Legal Entity (P.O. Box not acceptable)

City, State, Zip

Mailing Address (If Different)

City, State, Zip

Daytime Phone Number:

Email Address:

Date of Trust Agreement (for trusts only)

B-2-23

RPT

RREEF PROPERTY TRUST
ADDITIONAL INVESTOR INFORMATION FORM

4[a] *Continued*

Entity Account *(RPT Only) Continued*

Name of Trustee/Authorized Signer

Social Security Number of Trustee/Authorized Signer:

Date of Birth:

US Residental Address (P.O. Box not acceptable)

City, State, Zip

Mailing Address (If Different)

City, State, Zip

Daytime Phone Number:

Email Address:

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ________________

Name of Trustee/Authorized Signer

Social Security Number of Trustee/Authorized Signer:

Date of Birth:

US Residental Address (P.O. Box not acceptable)

City, State, Zip

Mailing Address (If Different)

City, State, Zip

Daytime Phone Number:

Email Address:

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ________________

FOR A TRUST ACCOUNT

☐ **Check here if the grantor/settlor is the same as the trustee**

For Trust Accounts, Name of Grantor/Settlor (if different from trustee)

Social Security Number of Grantor/Settelor:

Date of Birth:

US Residental Address (P.O. Box not acceptable)

City, State, Zip

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ________________

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write "none" above name or leave blank)

Name

Social Security Number:

Date of Birth:

Street Address of Legal Entity (P.O. Box not acceptable)

City, State, Zip

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ________________

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

B-2-24

RPT

RREEF PROPERTY TRUST
ADDITIONAL INVESTOR INFORMATION FORM

4a ***Continued***

UGMA Account *(RPT Only)*

If the minor's Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor's state.

Name of Minor

Social Security Number:

Date of Birth of Minor:

Street Address (P.O. Box not acceptable)

City, State, Zip

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ____________

Name of Custodian:

Social Security Number of Custodian:

Date of Birth of Custodian:

U.S. Residential Address (P.O. Box not acceptable)

City, State, Zip:

Mailing Address (if different):

City, State, Zip:

Daytime Phone Number:

Email Address:

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ____________

Select One: ☐ **Employed** ☐ **Not Employed** ☐ **Retired**

Occupation:

Name of Employer:

Address of Employer:

City, State, Zip

If you checked Not Employed or Retired, please provide source of income:

Retirement/Savings Plan *(RPT Only)*

CUSTODIAN/TRUSTEE

Name of Custodian/Trustee:

Tax ID number:

U.S. Business Address:

City, State, Zip:

Mailing Address (if different):

City, State, Zip:

Daytime Phone Number:

Email Address:

B-2-25

B-2-26